 LOGO


AIG                       October 31, 2019

Life and Retirement
21650 Oxnard Street       U.S. Securities and Exchange Commission
Suite 750                 Division of Investment Management
Woodland Hills, CA 91367  100 F. Street, NE
www.aig.com               Washington, DC 20549

Manda Ghaferi             Dear Madam/Sir:

Vice President and        Referring to this Registration Statement on behalf
Deputy General Counsel    of FS Variable Separate Account ("Separate Account")
T + 1 310 772 6545        and the Registration Statement on Form N-4 filed
F + 1 310 772-6569        November 4, 2019 (the "Registration Statement") on
mghaferi@aig.com          behalf of the Separate Account and having examined
                          and being familiar with the Articles of
                          Incorporation and By-Laws of The United States Life
                          Insurance Company in the City of New York ("US
                          Life"), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

                              1) US Life is a duly organized and existing
                                 stock life insurance company under the laws of the State of New York;

                              2) The Separate Account is a duly organized and
                                 existing separate account of US Life;

                              3) Assets allocated to the Separate Account are
                                 owned by US Life and US Life is not a trustee with respect thereto. The annuity contracts provide that the portion of the assets of the Separate Account equal to the reserves and other annuity contract liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business US Life may conduct. US Life reserves the right to transfer assets of the Separate Account in excess of such reserves and other liabilities to the general account of US Life.

                              4) The annuity contracts being registered by the
                                 Registration Statement will, upon sale
                                 thereof, be duly authorized and constitute validly issued and binding obligations of US Life in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                          I am admitted to the bar in the State of California, and I do not express any opinion as to the laws of any other jurisprudence. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                          Very truly yours,

                          /s/ Manda Ghaferi

                          Manda Ghaferi